UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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GOLDMAN SACHS TRUST

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Background

—	A proxy vote is occurring for the Goldman Sachs Rising Dividend Growth Fund (the “Fund”) until September 9, 2014. The proxy vote seeks the approval of a new sub-advisory agreement for the Fund between Goldman Sachs Asset Management, L.P. (“GSAM”) and Dividend Assets Capital, LLC (“DAC”).

Fund

—	Goldman Sachs Rising Dividend Growth Fund

Current DAC Sub-advisory Agreement/services

—	DAC currently serves as the sub-adviser to the Fund and provides the day-to-day advice regarding the Fund’s portfolio transactions.

—	DAC makes the investment decisions for the Fund and places purchase and sale orders for the Fund’s portfolio transactions in the U.S. and foreign markets.

—	DAC is currently owned by a small group of individuals comprised of the senior management of DAC.

Proposed DAC Sub-advisory Agreement/services upon prosposal passage

—	DAC will continue to serve as the sub-adviser to the Fund and provide the day-to-day advice regarding the Fund’s portfolio transactions.

—	DAC will continue to make the investment decisions for the Fund and place purchase and sale orders for the Fund’s portfolio transactions in the U.S. and foreign markets.

—	Subject to shareholder approval and as part of DAC’s succession planning, the existing owners of DAC intend to transfer ownership of DAC to an employee stock ownership program (“ESOP”) (the “ESOP Transaction”), which would distribute ownership of DAC over a broader base of DAC’s employees.

Why are we requesting this change to the Fund’s Sub-Advisory Agreeement?

—	We do not believe this change will impact the portfolio management services of the Fund.

—	We believe that the proposed change is beneficial to the Fund and its shareholders to ensure that the existing sub-advisory services continue after the ESOP Transaction occurs.

—	The Fund is subject to the Investment Company Act of 1940, which effectively provides that any investment management agreement, including any sub-advisory agreement, must terminate automatically if there is a change in control or ownership.

—	The ESOP Transaction could be deemed to be such a change of control because a controlling block of outstanding voting securities of DAC will be transferred to the ESOP.

The Goldman Sachs Rising Dividend Growth Fund invests primarily in equity investments of dividend paying U.S. and foreign companies with market capitalizations of at least $500 million. The equity investments in which the Fund invests may include common and preferred stocks as well as master limited partnerships (“MLPs”) and real estate investment trusts (“REITs”). The Fund’s equity investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Different investment styles tend to shift in and out of favor, and the Fund’s emphasis on companies with rising dividend payments could cause the Fund to underperform other funds that invest in similar asset classes but employ different investment styles. Investments in MLPs are subject to certain risks, including risks related to limited control and limited rights to vote, potential conflicts of interest, cash flow risks, dilution risks, limited liquidity and risks related to the general partner’s right to force sales at undesirable times or prices. MLPs are also subject to risks relating to their complex tax structure, including the risk that a distribution received by the Fund from an MLP is treated as a return of capital, which may increase the Fund’s tax liability and require the Fund to restate the character of its distributions and amend shareholder tax reporting previously issued, and the risk that an MLP could lose its tax status as a partnership, resulting in a reduction in the value of the Fund’s investment in the MLP and lower income to the Fund. Many MLPs in which the Fund may invest operate facilities within the energy sector and are also subject to risks affecting the energy sector. The securities of REITs and mid- and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements (in the case of REITs, because of interest rate changes, economic conditions and other factors). REITs whose underlying properties are concentrated in a particular industry or region are also subject to risks affecting such industries and regions. The Fund may also invest in fixed income securities, which are subject to the risks associated with debt securities generally, including credit, liquidity and interest rate risk. Foreign securities and emerging country securities may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic and political developments. The Fund’s investments in other investment companies (including ETFs) subject it to additional expenses. The Fund is “non-diversified” and may invest more of its assets in fewer issuers than “diversified” funds. Accordingly, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and to greater losses resulting from these developments.

Confidentiality

No part of this material may, without GSAM’s prior written consent, be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient.

Views and opinions expressed are for informational purposes only and do not constitute a recommendation by GSAM to buy, sell, or hold any security. Views and opinions are current as of the date of this presentation and may be subject to change; they should not be construed as investment advice.

A summary prospectus, if available, or a Prospectus for the Fund containing more information may be obtained from your authorized dealer or from Goldman, Sachs & Co. by calling (retail - 1-800-526-7384) (institutional – 1-800-621-2550). Please consider a fund’s objectives, risks, and charges and expenses, and read the summary prospectus, if available, and the Prospectus carefully before investing. The summary prospectus, if available, and the Prospectus contains this and other information about the Fund.

Goldman, Sachs & Co., distributor of the Fund(s), is not a bank, and Fund shares distributed by Goldman, Sachs & Co. are neither deposits nor obligations of, nor endorsed, nor guaranteed by any bank or other insured depository institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. Investment in the Funds involves risks, including possible loss of the principal amount invested .

Date of first use: August 4, 2014                     135659.MF.OTU

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